SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2007 (June 6, 2007)

SIRIUS SATELLITE RADIO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24710	52-1700207
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     We have entered into a new employment agreement with Mr. James E. Meyer to continue to serve as our President, Operations and Sales, through April 30, 2010 at his present salary.

     If Mr. Meyer’s employment is terminated without cause or he terminates his employment for good reason, we will pay him a lump sum payment equal to (1) his annual base salary in effect on the termination date plus, (2) the greater of (x) a bonus equal to 60% of his annual base salary or (y) the prior year’s bonus actually paid to him (the “Designated Amount”). Pursuant to the employment agreement, Mr. Meyer may elect to retire in April 2008, April 2009 or April 2010. In the event he elects to retire, we have agreed to pay him a lump sum payment equal to the Designated Amount.

     If, following the consummation of the pending merger with XM Satellite Radio Holdings, Inc., Mr. Meyer elects to retire (which he may do shortly following the merger or the next April following the merger), or Mr. Meyer is terminated without cause or he terminates his employment for good reason during the 12 month period following the merger, we will pay him a lump sum payment equal to two times the Designated Amount.

      Upon the expiration of Mr. Meyer's employment agreement in April 2010 or following his retirement, if earlier, we have agreed to offer Mr. Meyer a one-year consulting agreement. We expect to reimburse Mr. Meyer for all of his reasonable out-of-pocket expenses associated with the performance of his obligations under this consulting agreement, but do not expect to pay him any cash compensation. Mr. Meyer's stock options will continue to vest and will be exercisable during the term of this consulting agreement.

     In the event that any payment we make, or benefit we provide, to Mr. Meyer would be deemed to be an “excess parachute payment” under Section 280G of the Internal Revenue Code such that he would be subject to an excise tax, we have agreed to pay Mr. Meyer the amount of such tax and such additional amount as may be necessary to place him in the exact same financial position that he would have been in if the excise tax were not imposed.

     A copy of the employment agreement with Mr. Meyer is attached to this report as exhibit 10.1, and is incorporated by reference in this report.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

     The Exhibit Index attached hereto is incorporated herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS SATELLITE RADIO INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: June 7, 2007

EXHIBITS

Exhibit	Description of Exhibit

10.1	Amended and Restated Employment Agreement, dated as of June 6, 2007, between James E. Meyer and Sirius Satellite Radio Inc.